Exhibits to be filed by EDGAR

B-204 Association of Notaries of Empresa Distribuidora Electrica Regional,
      S.A.

B-205 Articles of Association of Avon Energy Partners plc, adopted as of January 19, 2000.

B-206 Articles of Association of Avon Energy  Partners  Holdings,  adopted as of
      January 19, 2000.

B-207 Articles of Association of GPU Argentina Services S.R.L., dated
      January  15, 1999.

B-208 By-Laws of VicGas Holdings, Inc.

B-209 Certificate of Incorporation of VicGas Holdings, Inc.

B-210 Articles of Association of Midlands Electricity plc, adopted as of January 19, 2000.

B-211 Certificate of Registration  on Change of Name of  Transmission  Pipelines
      Australia (Assets) Pty Limited, dated November 3, 1997.

B-212 Constitution of Transmission Pipelines Australia (Assets) Pty Limited, dated June 1999.

B-213 Certificate of Incorporation of GPU Generation Services - Pasco, Inc., dated April 2, 1999.

B-214 By-Laws of GPU Generation Services - Pasco, Inc.

B-215 Certificate of Incorporation of GPU Generation Services - Lake, Inc., dated April 2, 1999.

B-216 By-Laws of GPU Generation Services - Lake, Inc.

C-8 GPU Service, Inc. Supplemental and Excess Benefits Plan, as amended July 1, 1999.

C-23  Severance Protection Agreement for Michael J. Chesser, dated April 17,
      2000.

C-24  Supplemental Pension Agreement for Michael J. Chesser, dated April 17,
      2000.

C-154 Senior Note  Indenture  between  Met-Ed and United States Trust Company of
      New York, dated July 1, 1999.

C-214 Annual Performance Award Plan for GPU International, Inc. as amended
      January 1, 1999.



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D-1 Tax Allocation Agreement - Amendments for 1999.

E-1   Venture   Disclosures   -  Fiber  Optic  System  Lease   Agreements   with
      Nonassociated Companies.

E-2 Venture Disclosures - Services to Non-Affiliated Utilities.

E-3   GPU International, Inc. Annual Report to the SEC on Form U-13-60 for 1999.

F-1 Item 6. Part III - Compensation and other related information for the Officers and Directors of GPU, JCP&L, Met-Ed and Penelec.

F-2 Consolidating Financial Statements of Jersey Central Power & Light Company for 1999.

      Consolidating Financial Statements of Metropolitan Edison Company for
      1999.

      Consolidating Financial Statements of Pennsylvania Electric Company for 1999.

G-1   Financial Data Schedule.

      GPU, Inc. and Subsidiary Companies

      Jersey Central Power & Light Company and Subsidiary Company

      Metropolitan Edison Company and Subsidiary Companies

      Pennsylvania Electric Company and Subsidiary Companies

H-1 Organizational chart showing the relationship of GPU International, Inc. to each exempt wholesale generator (EWG) in which it holds an interest.

      Organizational chart showing the relationship of GPU Power, Inc. to each exempt wholesale generator (EWG) in which it holds an interest.

      Organizational chart showing the relationship of GPU Capital, Inc. to each foreign utility company (FUCO) in which it holds an interest.